UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Allied World Assurance Company Holdings, AG

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Invitation to the Annual General Meeting

(“Annual Shareholder Meeting”) of Allied World Assurance Company Holdings, AG (the “Company”)

Thursday, May 3, 2012, 2:00 p.m. Central European Time (doors open at 1:30 p.m. Central European Time)

at the corporate headquarters of Allied World Assurance Company Holdings, AG, Lindenstrasse 8, 6340 Baar, Zug, Switzerland

AGENDA ITEMS
ITEM 1 Election of Class II Directors

ITEM 1.1: Election of Scott A. Carmilani

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that Scott A. Carmilani be elected to the Board of Directors for a three-year term expiring at the Company’s 2015 Annual Shareholder Meeting.

ITEM 9

Approval of an Amendment to the Articles of Association to Eliminate Certain Conditional Share Capital

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes to eliminate the conditional share capital under Article 5a of the Articles of Association relating to certain shareholder warrants.

ITEM 10

Approval of an Amendment to the Articles of Association for the Extension of Authorized Share Capital

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the Board is granted the authority to issue up to 7,500,728 shares until May 3, 2014 and to approve a corresponding amendment to Article 6, sub-paragraph a) of the Articles of Association.

ITEM 1.2: Election of James F. Duffy

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that James F. Duffy be elected to the Board of Directors for a three-year term expiring at the Company’s 2015 Annual Shareholder Meeting.

ITEM 1.3: Election of Bart Friedman

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that Bart Friedman be elected to the Board of Directors for a three-year term expiring at the Company’s 2015 Annual Shareholder Meeting.

ITEM 2

Advisory Vote to Approve Named Executive Officer Compensation

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K promulgated by the US Securities and Exchange Commission (“SEC”), including the Compensation Discussion and Analysis section, compensation tables and narrative discussion, be approved.

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee of the Board of Directors, which is responsible for designing and administering the Company’s executive compensation programs, values the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for the named executive officers.

ITEM 3

Approval of 2012 Omnibus Incentive Compensation Plan

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the 2012 Omnibus Incentive Compensation Plan be approved.

ITEM 4

Approval of New $ 500 Million Share Repurchase Program

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that a new share repurchase program for the repurchase of up to $500 million of the Company’s Voting Shares and Non-Voting Shares be approved. Under the terms of this new share repurchase program, Voting Shares and Non-Voting Shares repurchased shall be designated for cancellation and shall be cancelled upon shareholder approval at a future Annual Shareholder Meeting.

ITEM 5

Reclassification of Free Reserves

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that CHF 138 million of “free reserves from capital contributions” on the balance sheet of the Company’s audited Swiss statutory financial statements for the year ended December 31, 2011 be reclassified to the “general legal reserve from capital contributions”.

ITEM 6

Approval of the Company’s Annual Report and Financial Statements

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the Company’s 2011 Annual Report, including the Company’s audited consolidated financial statements and its audited Swiss statutory financial statements prepared in accordance with Swiss law, each for the year and period ended December 31, 2011, respectively, be approved.

ITEM 7

Approval of the Retention of Disposable Profits

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the disposable profit on the Company’s audited Swiss statutory financial statements be carried forward as retained earnings for fiscal year 2012.

ITEM 8

Approval of an Amendment to the Articles of Association to Cancel Treasury Shares

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the capital of the Company be reduced through a cancellation of 2,326,900 Voting-Shares and 173,100 Non-Voting Shares held in treasury and that a corresponding amendment is made to the Articles of Association.

ITEM 11

Approval of the Payment of Dividends in the Form of a Distribution to the Company’s Shareholders through a Par Value Reduction

PROPOSAL OF THE BOARD OF DIRECTORS

Based on a report in accordance with Article 732 paragraph 2 of the Swiss Code of Obligations provided by Deloitte AG, as an auditor supervised by the Swiss government, the Board of Directors proposes that the following dividend in the form of a distribution by way of par value reduction be approved. This agenda item may only be approved if agenda item 6 (Approval of the Company’s Annual Report and Financial Statements) is first approved. The blank numbers in the following resolution will be completed based upon the Company’s actual share capital as of the date of the Annual Shareholder Meeting and applicable exchange rate calculations described below.

1.

The capital of the Company in the aggregate amount of CHF [•(number of Voting Shares and Non-Voting Shares as registered in the Commercial Register on the date of the Annual Shareholder Meeting (the “Total Shares”)) x (par value per share on the date of the Annual Shareholder Meeting (the “Par Value”))] shall be reduced by the amount of CHF [•(number of Total Shares) x (Aggregate Reduction Amount as determined in paragraph 3(i))] (the “Aggregate Distribution Amount”) to CHF [•completed at the date of the Annual Shareholder Meeting (the “Shareholder Meeting Date”)] (i.e., the share capital of CHF [•completed on Shareholder Meeting Date] shall be reduced by the amount of CHF [•completed on Shareholder Meeting Date] to CHF [•completed on Shareholder Meeting Date] and the participation capital of CHF [•completed on Shareholder Meeting Date] shall be reduced by the amount of CHF [•completed on Shareholder Meeting Date] to CHF [•completed on Shareholder Meeting Date].

	2.	Based on the report of the auditor dated May [•date of auditor report], 2012, it is recorded that the receivables of the creditors of the Company are fully covered even after the capital reduction.
	3.	The capital reduction shall be executed as follows:
i.

The capital reduction shall occur by reducing the par value per Voting Share and Non-Voting Share from currently CHF [•Par Value] by CHF [•(USD 1.50 x the Foreign Exchange Rate)] (“Aggregate Reduction Amount”) to CHF [•] in four steps (each, a “Partial Par Value Reduction”): (1) for the first partial par value reduction from CHF [•completed on Shareholder Meeting Date] by CHF [•Aggregate Reduction Amount divided by four] to CHF [•completed on Shareholder Meeting Date] by the end of July 2012 (“first Partial Par Value Reduction”); (2) for the second partial par value reduction from CHF [•completed on Shareholder Meeting Date] by CHF [•Aggregate Reduction Amount divided by four] to CHF [•completed on Shareholder Meeting Date] by the end of September 2012 (“second Partial Par Value Reduction”); (3) for the third partial par value reduction from CHF [•completed on Shareholder Meeting Date] by CHF [•Aggregate Reduction Amount divided by four] to CHF [•completed on Shareholder Meeting Date] by the end of December 2012 (“third Partial Par Value Reduction”); and (4) for the fourth partial par value reduction from CHF [•completed on Shareholder Meeting Date] by CHF [•Aggregate Reduction Amount divided by four] to CHF [•completed on Shareholder Meeting Date] by the end of March 2013 (“fourth Partial Par Value Reduction”).

ii.

The Aggregate Reduction Amount shall be repaid to shareholders in installments of CHF [•Aggregate Reduction Amount divided by four] in August 2012, CHF [•Aggregate Reduction Amount divided by four], in September 2012, CHF [•Aggregate Reduction Amount divided by four] in December 2012 and CHF [•Aggregate Reduction Amount divided by four] in March 2013 per Voting Share and Non-Voting Share.

iii.

At each Partial Par Value Reduction an updated report in accordance with Article 732 paragraph 2 of the Swiss Code of Obligations by Deloitte AG, an auditor supervised by the Swiss authorities, shall be prepared (an “Updated Report”).

iv.

The Board is only authorized to repay a Partial Par Value Reduction amount in the event the Updated Report confirms that the claims of creditors are fully covered in spite of the Partial Par Value Reduction.

v.

In addition, under Swiss law, upon satisfaction of all legal requirements (including shareholder approval of a par value reduction as described in this proposal), the Company will be required to submit an application to the Commercial Register in the Canton of Zug to register each applicable par value reduction. Without effective registration of the applicable par value reduction with the Commercial Register in the Canton of Zug, the Company will not be able to proceed with the payment of any installment of the dividend as described in this proposal. The Company cannot assure you that the Commercial Register in the Canton of Zug will approve the registration of any applicable par value reduction.

						Partizipationsschein. Das Partizipationskapital ist vollständig liberiert.”	[ • ] **** per participation certificate. The participation capital is fully paid in.”
4.

The quarterly Partial Par Value Reduction amount of CHF [•completed on Shareholder Meeting Date] per Voting Share and Non-Voting Share (the “Quarterly Distribution Amount”) pursuant to paragraph 3(i) and (ii) equals USD 0.375 (the “Quarterly U.S. Dollar Amount”) based on a USD/CHF exchange ratio of CHF [•completed on Shareholder Meeting Date] (rounded down to the next whole cent) per $1 (being the Foreign Exchange Rate). The Quarterly Distribution Amount and the Aggregate Distribution Amount pursuant to paragraph 1 are subject to the following adjustments as a result of USD/CHF currency fluctuations:

10.

Effective with the registrations of the respective quarterly Partial Par Value Reductions in the Commercial Register, the following amendments are resolved to Article 4 subparagraph a), 5 subparagraph a), 5a subparagraph a)(1) and 6 subparagraph a)(2) of the Articles of Association:

						“Artikel 4 Bedingtes Aktienkapital für Anleihensbligationen und ähnliche Instrumente der Fremdfinanzierung	“Article 4 Conditional Share Capital for Bonds and Similar Debt Instruments
i.

The Quarterly Distribution Amount is to be adjusted as a result of currency fluctuations such that each quarterly per Voting Share and Non-Voting Share Partial Par Value Reduction amount shall equal an amount calculated as follows (rounded down to the next whole cent):

Quarterly Distribution Amount = Quarterly U.S. Dollar Amount x USD/CHF currency exchange ratio as published by The Wall Street Journal on July 19, 2012 for the first Partial Par Value Reduction, on September 7, 2012, for the second Partial Par Value Reduction, on December 7, 2012, for the third Partial Par Value Reduction, and on February 26, 2013, for the fourth Partial Par Value Reduction.

If as a result of one or several quarterly adjustments the Aggregate Distribution Amount would otherwise be increased by more than CHF [•(number of Total Shares) multiplied by the maximum increase amount per Voting Share and Non-Voting Share as determined at the end of this paragraph] (corresponding to 50% of the Aggregate Distribution Amount set forth in paragraph 1, rounded to the nearest cent), the adjustment is limited such that the aggregate increase to the Aggregate Distribution Amount rounded to the nearest cent equals CHF [•completed on Shareholder Meeting Date] (being CHF [•(50% of the Aggregate Distribution Amount) divided by the number of Total Shares, rounded up or down to the next cent] per Voting Share and Non-Voting Share).

a)

Das Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF [ • ] */ [ • ] ** / [ • ] *** / [ • ] **** durch Ausgabe von höchstens 1,000,000 vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF CHF [ • ] */ [ • ] ** / [ • ] *** / [ • ] **** je Aktie erhöht, bei und im Umfang der Ausübung von Wandel und/ oder Optionsrechten, welche im Zusammenhang mit von der Gesellschaft oder ihren Tochtergesellschaften emittierten oder noch zu emittierenden Anleihensobligationen, Notes oder ähnlichen Obligationen oder Schuldverpflichtungen eingeräumt wurden/ werden, einschliesslich Wandelanleihen.”

a)

The share capital of the Company shall be increased by an amount not exceeding CHF [ • ] */ [ • ] ** through the issue of a maximum of 1,000,000 registered shares, payable in full, each with a par value of CHF [ • ] */ [ • ] ** / [ • ] *** / [ • ] **** through the exercise of conversion and/or option or warrant rights granted in connection with bonds, notes or similar instruments, issued or to be issued by the Company or by subsidiaries of the Company, including convertible debt instruments.”

	ii.	The Aggregate Distribution Amount pursuant to paragraph 1 shall be adjusted as follows:				“Artikel 5 Bedingtes Aktienkapital für Mitarbeiterbeteiligungen	“Article 5 Conditional Share Capital for Employee Benefit Plans

Sum of the four (Quarterly Distribution Amounts (adjusted pursuant to Section 4(i)) x number of Voting Shares and Non-Voting Shares registered in the Commercial Register of the Canton of Zug as issued and outstanding on the date of the registration of the respective Partial Par Value Reduction).

a)

Das Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF [ • ] */ [ • ] ** / [ • ] *** / [ • ] **** durch Ausgabe von höchstens 4‘200‘000 vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF CHF [ • ] */ [ • ] ** / [ • ] *** / [ • ] **** je Aktie erhöht bei und im Umfang der Ausübung von Optionen, welche Mitarbeitern der Gesellschaft oder Tochtergesellschaften sowie Beratern, Direktoren oder anderen Personen, welche Dienstleistungen für die Gesellschaft oder ihre Tochtergesellschaften erbringen, eingeräumt wurden/werden.”

a)

The share capital of the Company shall be increased by an amount not exceeding CHF [ • ] */ [ • ] ** / [ • ] *** / [ • ] **** through the issue from time to time of a maximum of 4,200,000 registered shares, payable in full, each with a par value of CHF [ • ] */ [ • ] ** / [ • ] *** / [ • ] ****, in connection with the exercise of option rights granted to any employee of the Company or a subsidiary, and any consultant, director or other person providing services to the Company or a subsidiary.”

5.

The Aggregate Distribution Amount pursuant to paragraph 1 (as adjusted pursuant to paragraph 4 (ii)) shall be increased by the amount that the par value will need to be reduced in order to pay dividends on Voting Shares that are issued (i) in the course of capital increases (including in relation to any merger, amalgamation, acquisition or other corporate reorganizations), (ii) from authorized share capital or (iii) from conditional share capital after the Annual Shareholder Meeting but which have not been registered in the Commercial Register of the Canton of Zug on the date of the registration of the respective Partial Par Value Reductions.

6.

The general meeting acknowledges that the report of the auditor dated May [ — (completed on Shareholder Meeting Date], 2012 has been prepared on the basis of the maximum possible increase provided under paragraph 4 and clauses (ii) and (iii) under paragraph 5, meaning the increase of the Aggregate Distribution Amount by CHF [ — completed on Shareholder Meeting Date] and that all Voting Shares and Non-Voting Shares have been issued out of conditional share capital and the authorized share capital.

7.	The Board is instructed to determine the procedure for the payment of the Quarterly Distribution Amounts.					“Artikel 5a Bedingtes Kapital für bestehende Aktionärsoptionen*	“Article 5a Conditional Capital for Existing Shareholder Warrants*
8.

Effective with the registrations of the respective quarterly capital reductions in the Commercial Register, the following amendments are resolved to Article 3a subparagraph a), of the Articles of Association:

a)

Das Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF [ • ] */ [ • ] ** / [ • ] *** / [ • ] **** durch Ausgabe von höchstens 2,000,000 vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF [ • ] */ [ • ] ** / [ • ] *** / [ • ] **** je Aktie erhöht bei und im Umfang der Ausübung von Optionen, welche American International Group, Inc. eingeräumt wurden.”

a)

The share capital of the Company shall be increased by an amount not exceeding CHF [ • ] */ [ • ] ** / [ • ] *** / [ • ] ****, through the issue from time to time of a maximum of 2,000,000 registered shares payable in full, each with a par value of CHF CHF [ • ] */ [ • ] ** / [ • ] *** / [ • ] ****, in connection with the exercise of shareholder warrants granted to American International Group, Inc.”

	“Artikel 3a Aktienkapital		“Article 3a Share Capital
a)

Das Aktienkapital der Gesellschaft beträgt CHF [ • ] */ [ • ] ** / [ • ] *** / [ • ] **** und ist eingeteilt in 37‘474‘402 auf den Namen lautende Aktien im Nennwert von CHF [ • ] */ [ • ] ** / [ • ] *** / [ • ] **** je Aktie. Das Aktienkapital ist vollständig liberiert.”

a)

The share capital of the Company amounts to CHF [ • ] */ [ • ] ** / [ • ] *** / [ • ] **** and is divided into 37,474,402 registered shares with a par value of CHF [ • ] */ [ • ] ** / [ • ] *** / [ • ] **** per share. The share capital is fully paid-in.”

* nach Vollzug der ersten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Juli 2012 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2012

* Upon completion of the first Partial Par Value Reduction until the end of July 2012 with specific numbers based on adjustments pursuant to paragraph 4 above and the Articles of Association being dated May 2012

						“Artikel 6 Genehmigtes Kapital zu allgemeinen Zwecken**	“Article 6 Authorized Share Capital for General Purposes**
a)

Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis 3 Mai 2014 im Maximalbetrag von CHF [ • ] */ [ • ] ** / [ • ] *** / [ • ] **** durch Ausgabe von höchstens 7‘500‘728 vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF [ • ] */ [ • ] ** / [ • ] *** / [ • ] **** je Aktie zu erhöhen.”

a)

The Board of Directors is authorized to increase the share capital from time to time and at any time until May 3, 2014 by an amount not exceeding CHF [ • ] */ [ • ] ** / [ • ] *** / [ • ] **** through the issue of up to 7,500,728 fully paid up registered shares with a par value of CHF [ • ] */ [ • ] ** / [ • ] *** / [ • ] **** each.”

		** nach Vollzug der zweiten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende September 2012 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2012		** Upon completion of the second Partial Par Value Reduction until the end of September 2012 with specific numbers based on adjustments pursuant to paragraph 4 above and the Articles of Association being dated May 2012

(1)        not applicable if Agenda Item 9 of this Annual Shareholder Meeting is approved.

(2)        only applicable if Agenda Item 10 of this Annual Shareholder Meeting is approved.

For purposes of this par value reduction proposal, the Company has assumed that the three immediately preceding proposals (Proposals 8, 9 and 10) to amend Articles 3a, 3b, 5a and 6 of the Articles of Association have been approved by shareholders and the Commercial Register in the Canton of Zug. If any or all of these proposals are not approved, the amendments to the Articles of Association reflected in this par value reduction will be revised accordingly.

		*** nach Vollzug der dritten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Dezember 2012 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2012		*** Upon completion of the third Partial Par Value Reduction until the end of December 2012 with specific numbers based on adjustments pursuant to paragraph 4 above and the Articles of Association being dated May 2012

ITEM 12

Election of Deloitte & Touche Ltd. as the Company’s Independent Auditor and Deloitte AG as its Statutory Auditor

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that Deloitte & Touche Ltd. be elected as the Company’s independent auditor for purposes of SEC reporting and Deloitte AG be elected as the Company’s statutory auditor to serve until the Company’s 2013 Annual Shareholder Meeting.

ITEM 13

Election of PricewaterhouseCoopers AG as the Company’s Special Auditor

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that PricewaterhouseCoopers AG be elected as the Company’s special auditor to serve until the Company’s 2013 Annual Shareholder Meeting.

ITEM 14

Approval of Granting a Discharge to the Board of Directors and Executive Officers from Liabilities

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that all individuals who served as members of the Board of Directors or as executive officers of the Company be discharged from liability for their activities during the year ended December 31, 2011.

**** nach Vollzug der vierten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende März 2013 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2012

**** Upon completion of the fourth Partial Par Value Reduction until the end of March 2013 with specific numbers based on adjustments pursuant to paragraph 4 above and the Articles of Association being dated May 2012

Please note that the asterisks above also apply to Articles 3b, 4, 5, 5a and 6 below.
9.

Effective with the registrations of the respective quarterly Partial Par Value Reductions in the Commercial Register, the following amendments are resolved to Article 3b subparagraph a), of the Allied World Articles:

	“Artikel 3b Partizipationskapital		“Article 3b Participation Capital
a)

Das Partizipationskapital der Gesellschaft beträgt CHF [ • ] */ [ • ]** / [ • ] *** / [ • ] **** und ist eingeteilt in 29‘240 Partizipationsscheine lautend auf den Namen im Nennwert von CHF [ • ] */ [ • ] ** / [ • ] *** / [ • ] **** je

a)

The participation capital of the Company amounts to CHF [ • ] */ [ • ] ** / [ • ] *** / [ • ] **** and is divided into 29,240 registered participation certificates with a par value of CHF [ • ] */ [ • ] ** / [ • ] *** /

ORGANIZATIONAL MATTERS
Admission to the Annual Shareholder Meeting

Shareholders who were registered in the Company’s share register on March 7, 2012 have received the Company’s Proxy Statement and proxy card from Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of shares will receive instructions from their bank, brokerage firm or other nominee acting as shareholder of record to indicate how they wish their shares to be voted. Beneficial owners who wish to vote in person at the Annual Shareholder Meeting are requested to obtain a power of attorney from their bank, brokerage firm or other nominee that authorizes them to vote the shares held by them on their behalf. In addition, you must bring to the Annual Shareholder Meeting an account statement or letter from your bank, brokerage firm or other nominee indicating that you are the owner of the Company’s Voting Shares. Shareholders of record registered in the Company’s share register are entitled to participate in and vote at the Annual Shareholder Meeting. Each share is entitled to one vote. The exercise of voting rights is subject to the voting restrictions set out in the Company’s Articles of Association.

Shareholders who upon application become registered as shareholders of record with respect to their Voting Shares in the Company’s share register and become a shareholder of record for those shares (as opposed to a beneficial holder of shares held in “street name”), after March 7, 2012, but on or before April 16, 2012, and want to vote those shares at the Annual Shareholder Meeting, will need for identification purposes to obtain a proxy from the registered voting rights record holder of those shares as of March 7, 2012 to vote their shares in person at the Annual Shareholder Meeting. Alternatively, they may also obtain the proxy materials by contacting the Corporate Secretary, attention Wesley D. Dupont, at Allied World Assurance Company Holdings, AG, Lindenstrasse 8, 6340 Baar, Zug, Switzerland, or via e-mail at secretary@awac.com. Shareholders registered in the Company’s share register (as opposed to a beneficial holder of shares held in “street name”) on March 7, 2012 who have sold their Voting Shares prior to April 16, 2012 will not be entitled to vote those shares at the Annual Shareholder Meeting.

Granting of Proxy

If you are a shareholder of record and do not wish to attend the Annual Shareholder Meeting, you have the right to grant a proxy directly to the Company officers named in the proxy card. In addition, under Swiss corporate law you can: (i) appoint Mr. Paul Buergi, of Buis Buergi AG, Muehlebachstrasse 7, P.O. Box 672, CH-8024 Zurich, Switzerland, as independent proxy, with full rights of substitution, with the corresponding proxy card; or (ii) grant a written proxy to any person who is not a shareholder. Proxies issued to the independent proxy must be received no later than noon, CET, on April 26, 2012.

Registered shareholders who have appointed a Company officer or the independent proxy as a proxy may not vote in person at the Annual Shareholder Meeting or send a proxy of their choice to the meeting, unless they revoke or change their proxies. Revocations to the independent proxy must be received by him by no later than noon, CET, on April 26, 2012.

With regard to the items listed on the agenda and without any explicit instructions to the contrary, the Company officer acting as proxy and the independent proxy will vote according to the recommendations of the Board. If new agenda items (other than those on the agenda) or new proposals or motions regarding agenda items set out in this invitation to the Annual Shareholder Meeting are being put forth before the meeting, the Company officer acting as proxy and the independent proxy will vote in accordance with the recommendation of the Board in the absence of other specific instructions.

Beneficial owners who have not obtained a power of attorney from their bank, brokerage firm or other nominee are not entitled to participate in or vote at the Annual Shareholder Meeting.

Proxy Holders of Deposited Shares

Proxy holders of deposited shares in accordance with Swiss corporate law are kindly asked to inform the Company of the number of the shares they represent as soon as possible, but prior to the date of the Annual Shareholder Meeting, at the Company’s corporate headquarters.

Admission office

The admission office opens on the day of the Annual Shareholder Meeting at 1:30 p.m. CET. Shareholders of record attending the meeting are kindly asked to present their proxy card as proof of admission at the entrance.

Annual Report of Allied World Assurance Company Holdings, AG

The Company’s 2011 Annual Report contains the Company’s audited consolidated financial statements and its audited statutory financial statements prepared in accordance with Swiss law and can be accessed through the Company’s website at www.awac.com under the “Financial Report” link located in the section entitled “Investor Relations.” Copies of the 2011 Annual Report may be obtained without charge upon written request to the Corporate Secretary, attention Wesley D. Dupont, at Allied World Assurance Company Holdings, AG, Lindenstrasse 8, 6340 Baar, Zug, Switzerland, or via e-mail at secretary@awac.com. The 2011 Annual Report may be physically inspected at the Company’s headquarters at Lindenstrasse 8, 6340 Baar, Zug, Switzerland.

Zug, April 12, 2012

On behalf of the Board of Directors Wesley D. Dupont Corporate Secretary